EXHIBIT 21.1
Schedule of Subsidiaries
(as of December 31, 2021) (1)

STEEL PARTNERS HOLDINGS GP INC., a Delaware corporation.
SPH GROUP LLC, a Delaware limited liability company.
SPH GROUP HOLDINGS LLC, a Delaware limited liability company.
STEEL SERVICES LTD, a Delaware corporation.
WEBFINANCIAL HOLDING CORPORATION, a Delaware corporation.
HANDY & HARMAN LTD., a Delaware corporation.
STEEL EXCEL INC., a Delaware corporation.
580 SABAL PALM ROAD LLC, a Delaware LLC

WEBFINANCIAL HOLDING CORPORATION SUBSIDIARIES
WEBBANK HOLDING CORP., a Delaware corporation.
WEBBANK, a Utah chartered industrial bank.
WEBFINANCIAL HOLDING LLC, a Delaware limited liability company.
DUNMORE INTERNATIONAL CORP., a Delaware corporation

HANDY & HARMAN LTD. SUBSIDIARIES
HANDY & HARMAN GROUP, LTD., a Delaware corporation (“HHG”).
HANDY & HARMAN, a New York corporation (“HANDY & HARMAN”), a direct subsidiary of HHG.
BAIRNCO LLC, a Delaware limited liability company (“BAIRNCO”), a direct subsidiary of HHG.
HANDY & HARMAN HOLDING CORPORATION, a Delaware corporation, a direct subsidiary of HHG.
JPS INDUSTRIES HOLDINGS LLC. a Delaware corporation, a direct subsidiary of HHG.
SL INDUSTRIES, INC., a Delaware corporation, a direct subsidiary of HHG.
HANDY & HARMAN OF CANADA, LIMITED, a corporation organized under the laws of the Province of Ontario, Canada.
HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation.
HANDY & HARMAN NETHERLANDS, BV., a corporation organized under the laws of the Netherlands.
HANDYTUBE CORPORATION, a Delaware corporation (formerly known as Camdel Metals Corporation).

INDIANA TUBE CORPORATION, a Delaware corporation.
LUCAS-MILHAUPT, INC., a Wisconsin corporation.
LUCAS-MILHAUPT BRAZING MATERIALS (SUZHOU) CO. LTD., a corporation organized under the laws of China.
LUCAS-MILHAUPT HONG KONG LIMITED, a corporation organized under the laws of Hong Kong.
LUCAS MILHAUPT RIBERAC SA, a corporation organized under the laws of France.
LUCAS-MILHAUPT WARWICK LLC, a Delaware limited liability company.
OMG, INC., a Delaware corporation (formerly known as Olympic Manufacturing Group, Inc.)
JPS COMPOSITE MATERIALS CORPORATION, a Delaware corporation.
CEDRO DE MEXICO, S.A. DE C.V., a corporation organized under the laws of Mexico.
DAVALL GEARS LTD., a corporation organized under the laws of United Kingdom.
MOLLART UNIVERSAL JOINTS LTD., a corporation organized under the laws of United Kingdom.
MTE CORPORATION, a Wisconsin corporation.
SL DELAWARE HOLDINGS, INC., a Delaware corporation.
SL MONTEVIDEO TECHNOLOGY, INC., a Minnesota corporation.
SL POWER ELECTRONICS CORPORATION, a Delaware corporation.
SL XIANGHE POWER ELECTRONICS CORPORATION, a corporation organized under the laws of China.
INDUSTRIAS SL, S.A. DE C.V., a corporation organized under the laws of Mexico.
TPE DE MEXICO, S. DE R.L. DE C.V., a corporation organized under the laws of Mexico.

STEEL EXCEL INC. SUBSIDIARIES (2)
STEEL ENERGY SERVICES LTD., a Delaware corporation.
IGO, INC., a Delaware corporation.
ATLANTIC SERVICE CO. LTD., a corporation organized under the laws of Canada, a direct subsidiary of Kasco LLC.
ATLANTIC SERVICE CO. (UK) LTD., a corporation organized under the laws of United Kingdom, a direct subsidiary of Kasco LLC.
BERTRAM & GRAF GMBH, a corporation organized under the laws of Germany, a direct subsidiary of Kasco LLC.
KASCO LLC, a Delaware limited liability company, a direct subsidiary of iGo, Inc.
KASCO ENSAMBLY S.A. DE C.V., a corporation organized under the laws of Mexico, a direct subsidiary of Kasco LLC.
KASCO MEXICO LLC, a Delaware Limited Liability Company, a direct subsidiary of Kasco LLC.
SUN WELL SERVICE, INC., a North Dakota corporation
ROGUE PRESSURE SERVICES LTD., a Delaware corporation.

BLACK HAWK ENERGY SERVICES, INC., a New Mexico corporation.
BASIN WELL LOGGING WIRELINE SERVICES, INC., a New Mexico corporation.
STEEL SPORTS INC., a Delaware corporation.
BASEBALL HEAVEN INC., a Delaware corporation.
UK ELITE SOCCER INC., a New Jersey Corporation
DGTH LLC, a Delaware corporation.
1001 HERMOSA AVENUE LLC, a Delaware limited liability company.
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(1) This list omits subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.
(2) Other than Handy & Harman Ltd. and its subsidiaries.